CINCINNATI FINANCIAL CORPORATION Investor Contact: Dennis E. McDaniel, 513-870-2768 CINF-IR@cinfin.com Media Contact: Joan O. Shevchik, 513-603-5323 Media_Inquiries@cinfin.com

Cincinnati Financial Reports Third-Quarter 2010 Results

Cincinnati, October 27, 2010 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:
•	$156 million, or 95 cents per share, of net income for the third quarter of 2010 compared with a net income of $171 million, or $1.05 per share, in the third quarter of 2009.
•	$56 million, or 34 cents per share, of operating income* compared with operating income of $96 million, or 59 cents per share.
•
Net income and operating income for the third quarter of 2010 declined due to property casualty insurance results that were lower by $42 million after taxes. For the first nine months of 2010, the contribution from property casualty insurance rose $25 million over the year-ago period. The contribution to net income from investments, including net realized investment gains, rose $26 million for the quarter and $42 million for the nine-month period.

•	$30.80 book value per share at September 30, 2010, up approximately 6 percent from June 30, 2010, and 5 percent from December 31, 2009.
•	9.4 percent value creation ratio for the first nine months of 2010, compared with 15.0 percent for the same period of 2009.

Financial Highlights
(Dollars in millions except share data)	Three months ended September 30,			Nine months ended September 30,
	2010	2009	Change %	2010	2009	Change %
Revenue Highlights
Earned premiums	$784	$766	2	$2,299	$2,301	0
Investment income, pre-tax	128	127	1	388	370	5
Total revenues	1,071	1,007	6	2,836	2,770	2
Income Statement Data
Net income	$156	$171	(9)	$251	$187	34
Net realized investment gains and losses	100	75	33	90	58	55
Operating income*	$56	$96	(42)	$161	$129	25
Per Share Data (diluted)
Net income	$0.95	$1.05	(10)	$1.53	$1.15	33
Net realized investment gains and losses	0.61	0.46	33	0.55	0.36	53
Operating income*	$0.34	$0.59	(42)	$0.98	$0.79	24

Book value				$30.80	$28.44	8
Cash dividend declared	$0.40	$0.395	1	$1.19	$1.175	1
Diluted weighted average shares outstanding	163,175,682	162,901,396	0	163,251,628	162,794,767	0
Insurance Operations Third-quarter Highlights
•
103.9 percent third-quarter 2010 property casualty combined ratio, up 8.8 percentage points from one year ago primarily due to a lower benefit from reserve development on prior accident years and relatively higher weather-related catastrophe losses.

•	1 percent increase in property casualty net written premiums, including personal lines segment growth of 9 percent.
•
$109 million property casualty new business written by agencies, up $2 million from third-quarter 2009. $11 million was contributed during the quarter by all agencies appointed since the beginning of 2009.

•	4 cents per share contribution from life insurance to third-quarter operating income, matching the year ago contribution.
Investment and Balance Sheet Highlights
•	Investment income, after income tax effects, grew 1 percent in the third quarter of 2010. On a nine-month basis, it grew 4 percent, driven by pre-tax interest income growth of 7 percent.
•	5 percent nine-month increase in fair value of invested assets plus cash at September 30, 2010, including bond portfolio growth of 8 percent.
•	Parent company cash and marketable securities of $1.079 billion at September 30, 2010, up 8 percent from year-end.

*
The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 9 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles.

**	Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement (see Page 7).

Attaining Milestones: Financial Strength

Kenneth W. Stecher, president and chief executive officer, commented, “The balance sheet strength of Cincinnati Financial Corporation grew as of September 30, 2010, with assets topping $15 billion and shareholders’ equity reaching $5 billion.

“Book value per share rose 6 percent during the third quarter and 5 percent over the nine-month period. The increase for both periods was primarily due to increased fair value of our investment portfolio, with our common stock portfolio growing more than the bond portfolio during the third quarter. Investment income rose compared with the year-ago quarter, but the trend for the sequential quarter declined as we replaced matured or called bonds with ones that generally pay lower interest.

“We sold our Verisk holding during the third quarter and plan to reinvest the proceeds – more than $80 million of after-tax realized gains – in dividend-paying equities. Realized investment gains on equity sales more than offset a negative income contribution from property casualty insurance operations, with market and economic pressures continuing to affect demand and pricing in our commercial business segment.

“We expect initiatives already in progress to drive incremental improvement of our insurance underwriting results. In the interim, our exceptional level of financial strength lets us honor our strong relationships with shareholders, independent agent representatives and policyholders by maintaining consistency and a long-term approach. This month, shareholders received a regular cash dividend that reflected 50 consecutive years of annual increases, a record matched by only a handful of public companies.”

Meeting Challenges: Insurance Operations Growth and Profitability

Stecher noted, “With the support of our agents, we are declining business we consider underpriced and, at the same time, enjoying growth in states and lines of business that we have targeted for premium growth. Our total new business premiums rose $2 million over last year’s third quarter, thanks to increases from states where we began marketing since 2008, as well as from personal lines. Overall written premiums, which include renewing policies at our high policy retention rate, also rose slightly for the quarter. Written premium growth in personal lines and excess and surplus lines more than offset the 3 percent decline in our larger commercial segment.

“Our overall property casualty combined ratio was unsatisfactory at 103.9 percent for the quarter and 104.7 percent for the nine months. Profitability of commericial casualty, our largest line of business and representing nearly one-third of our commercial segment, continued strong.

“Our challenge remains to improve performance of our homeowner personal line of business and our workers’ compensation commercial line, which have been offsetting otherwise profitable overall underwriting results. One of the ways we evaluate the effects of our underwriting initiatives is to look at the loss and loss expenses ratio before catastrophe losses and prior accident year reserve development. For the nine months, that measure for commercial lines came within 1 percentage point of full-year 2009 although pricing trends worsened. The same measure for personal lines, while still below a break-even point, improved almost 3 percentage points.

“We believe pricing precision accounts for much of the improvement, and we will repair our underperforming lines by targeting further precision. We first used predictive analytics tools for this purpose in homeowners, then workers’ compensation and more recently for the personal auto line of business, and we are developing them for our other major lines of commercial business.

“In addition, we are addressing underwriting performance through several other initiatives. We are taking selective rate increases for homeowners, speeding up our response to workers’ compensation claims, providing more specialized staff support for that line and expanding our proactive loss control services. All of these actions, together with our reserve practices that consistently produce favorable development over time, put us on track to resume historical underwriting results well above industry averages.

“In conclusion, we remain confident in our ability to deliver better results and shareholder value over the long term. Our time-tested business model and financial strength is the foundation. Strategic initiatives to improve operating performance are beginning to bear fruit and also place us in a better position to grow earnings at a faster pace when market conditions are more favorable.”

Consolidated Property Casualty Insurance Operations
(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2010	2009	Change %	2010	2009	Change %

Agency renewal written premiums	$677	$669	1	$2,044	$2,030	1
Agency new business written premiums	109	107	2	307	311	(1)
Other written premiums	(50)	(46)	(9)	(110)	(110)	0
Net written premiums	736	730	1	2,241	2,231	0
Unearned premium change	7	3	133	(62)	(33)	(88)
Earned premiums	743	733	1	2,179	2,198	(1)

Loss and loss expenses	532	459	16	1,560	1,623	(4)
Underwriting expenses	240	238	1	722	716	1
Underwriting (loss) profit	$(29)	$36	nm	$(103)	$(141)	27

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	75.5%	73.9%	1.6	72.3%	70.6%	1.7
Current accident year catastrophe losses	4.3	1.2	3.1	7.2	8.4	(1.2)
Prior accident years before catastrophe losses	(7.7)	(12.1)	4.4	(7.2)	(4.9)	(2.3)
Prior accident years catastrophe losses	(0.5)	(0.3)	(0.2)	(0.7)	(0.3)	(0.4)
Total loss and loss expenses	71.6	62.7	8.9	71.6	73.8	(2.2)
Underwriting expenses	32.3	32.4	(0.1)	33.1	32.6	0.5
Combined ratio	103.9%	95.1%	8.8	104.7%	106.4%	(1.7)
Contribution from catastrophe losses and prior years reserve development	(3.9)	(11.2)	7.3	(0.7)	3.2	(3.9)
Combined ratio before catastrophe losses and prior years reserve development	107.8%	106.3%	1.5	105.4%	103.2%	2.2

•
$6 million or 1 percent increase in total third-quarter 2010 property casualty net written premiums, reflecting various targeted growth initiatives that produced increases of $18 million in personal lines and $5 million in excess and surplus lines.

•
$2 million increase in new business written by agencies in the third quarter of 2010 compared with the third quarter of 2009, including a decrease of $2 million for commercial lines that was offset by an increase of $4 million for personal lines.

•
1,227 agency relationships with 1,524 reporting locations marketing standard market property casualty insurance products at September 30, 2010, compared with 1,180 agency relationships with 1,463 reporting locations at year-end 2009. Seventy-one new agency appointments were made during the first nine months of 2010, exceeding the initial full-year target of 65. The company now markets in 38 states including Connecticut, where its first agency appointment was announced in October.

•	8.8 percentage-point rise in the third-quarter combined ratio, including 2.9 points for higher catastrophe losses from weather events.
•
Underwriting results benefitted from favorable prior accident year reserve development of $61 million for the third quarter of 2010, a lower level of benefit compared with $91 million for the same period of 2009, which accounted for 4.2 percentage points of the increase in the combined ratio.

•
1.7 percentage point improvement in the nine-month combined ratio was driven by a higher level of benefit from favorable prior accident year reserve development and lower weather-related catastrophe losses.

The following table shows incurred catastrophe losses for 2010 and 2009.
(In millions, net of reinsurance)			Three months ended September 30,			Nine months ended September 30,
			Commercial	Personal		Commercial	Personal
Dates	Cause of loss	Region	lines	lines	Total	lines	lines	Total
2010
First quarter catastrophes			$(1)	$(1)	$(2)	$8	$2	$10
Second quarter catastrophes			-	1	1	51	42	93
Jun. 30 - Jul. 1	Hail, wind	West	9	3	12	12	4	16
Jul. 20-23	Flood, hail, tornado, wind	Midwest	5	4	9	5	4	9
All other 2010 catastrophes			6	5	11	19	11	30
Development on 2009 and prior catastrophes			(2)	(1)	(3)	(12)	(4)	(16)
Calendar year incurred total			$17	$11	$28	$83	$59	$142

2009
First quarter catastrophes			$(1)	$1	$-	$20	$47	$67
Second quarter catastrophes			(10)	1	(9)	42	45	87
Sep. 18-22	Flood, hail, wind	South	1	4	5	1	4	5
All other 2009 catastrophes			6	6	12	11	13	24
Development on 2008 and prior catastrophes			(3)	1	(2)	(10)	4	(6)
Calendar year incurred total			$(7)	$13	$6	$64	$113	$177

Insurance Operations Highlights

Commercial Lines Insurance Operations
(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2010	2009	Change %	2010	2009	Change %

Agency renewal written premiums	$479	$489	(2)	$1,504	$1,535	(2)
Agency new business written premiums	74	76	(3)	213	231	(8)
Other written premiums	(42)	(37)	(14)	(86)	(88)	2
Net written premiums	511	528	(3)	1,631	1,678	(3)
Unearned premium change	36	27	33	(23)	(11)	(109)
Earned premiums	547	555	(1)	1,608	1,667	(4)

Loss and loss expenses	387	329	18	1,118	1,159	(4)
Underwriting expenses	179	184	(3)	529	539	(2)
Underwriting (loss) profit	$(19)	$42	nm	$(39)	$(31)	(26)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	76.6%	73.3%	3.3	73.1%	70.4%	2.7
Current accident year catastrophe losses	3.5	(0.6)	4.1	5.9	4.4	1.5
Prior accident years before catastrophe losses	(9.1)	(12.8)	3.7	(8.8)	(4.6)	(4.2)
Prior accident years catastrophe losses	(0.3)	(0.6)	0.3	(0.7)	(0.6)	(0.1)
Total loss and loss expenses	70.7	59.3	11.4	69.5	69.6	(0.1)
Underwriting expenses	32.7	33.1	(0.4)	32.9	32.3	0.6
Combined ratio	103.4%	92.4%	11.0	102.4%	101.9%	0.5
Contribution from catastrophe losses and prior years reserve development	(5.9)	(14.0)	8.1	(3.6)	(0.8)	(2.8)
Combined ratio before catastrophe losses and prior years reserve development	109.3%	106.4%	2.9	106.0%	102.7%	3.3

•
$17 million or 3 percent decrease in third-quarter 2010 commercial lines net written premiums. The third-quarter and nine-month periods trended similarly and were largely driven by lower renewal written premiums reflecting stable policy retention and modest pricing declines.

•
$2 million and $18 million declines in third quarter and first nine months of 2010 new business written premiums compared with the same periods of 2009, due to continued strong competition and our intention to avoid writing business we considered underpriced. $13 million increase for three newest states of operation during the nine-month period while other states decreased by $31 million or 14 percent.

•	11.0 percentage-point third-quarter combined ratio increase due primarily to higher weather-related losses and a lower level of benefit from favorable prior accident year reserve development.
•
0.5 percentage point rise in the nine-month combined ratio reflected fairly stable current accident year results and higher weather-related catastrophe losses offset by a higher level of benefit from favorable prior accident year reserve development.

•	54.4 percent nine-month loss and loss expense ratio for the largest line of business in the segment, commercial casualty, in line with full-year 2009 at 54.6 percent.
•	73.1 percent nine-month ratio for current accident year losses and loss expenses before catastrophes, increased slightly from 72.5 percent full-year 2009.

Personal Lines Insurance Operations
(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2010	2009	Change %	2010	2009	Change %

Agency renewal written premiums	$189	$177	7	$519	$490	6
Agency new business written premiums	25	21	19	67	55	22
Other written premiums	(6)	(8)	25	(19)	(21)	10
Net written premiums	208	190	9	567	524	8
Unearned premium change	(26)	(20)	(30)	(32)	(11)	(191)
Earned premiums	182	170	7	535	513	4

Loss and loss expenses	132	125	6	407	450	(10)
Underwriting expenses	56	49	14	180	159	13
Underwriting loss	$(6)	$(4)	(50)	$(52)	$(96)	46

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	70.0%	76.1%	(6.1)	68.1%	71.3%	(3.2)
Current accident year catastrophe losses	6.9	7.3	(0.4)	11.6	21.2	(9.6)
Prior accident years before catastrophe losses	(3.7)	(10.7)	7.0	(3.1)	(5.8)	2.7
Prior accident years catastrophe losses	(0.9)	0.6	(1.5)	(0.6)	0.8	(1.4)
Total loss and loss expenses	72.3	73.3	(1.0)	76.0	87.5	(11.5)
Underwriting expenses	31.1	29.0	2.1	33.8	31.2	2.6
Combined ratio	103.4%	102.3%	1.1	109.8%	118.7%	(8.9)
Contribution from catastrophe losses and prior years reserve development	2.3	(2.8)	5.1	7.9	16.2	(8.3)
Combined ratio before catastrophe losses and prior years reserve development	101.1%	105.1%	(4.0)	101.9%	102.5%	(0.6)

•
$18 million or 9 percent increase in third-quarter 2010 personal lines net written premiums, reflecting improved pricing and strong new business growth. The third-quarter and nine-month periods trended similarly and were largely driven by higher renewal and new business written premiums that reflected improved pricing.

•	1.1 percentage-point increase in the third-quarter combined ratio as higher technology related costs in underwriting expenses offset lower total loss and loss expenses.
•	8.9 percentage-point nine-month combined ratio improvement driven by lower losses, primarily from weather-related catastrophes, but also other losses that included the effect of improved pricing.
•
68.1 percent nine-month ratio for current accident year losses and loss expenses before catastrophes, improved from 70.9 percent full-year 2009 primarily due to better pricing and a 2.1 percentage point favorable effect from lower new losses greater than $250,000.

Life Insurance Operations
(In millions)	Three months ended September 30,			Nine months ended September 30,
	2010	2009	Change %	2010	2009	Change %

Term life insurance	$25	$22	14	$72	$63	14
Universal life insurance	10	5	100	29	20	45
Other life insurance, annuity, and disability income products	6	6	0	19	20	(5)
Earned premiums	41	33	24	120	103	17
Investment income, net of expenses	32	31	3	97	90	8
Other income	-	-	nm	1	1	0
Total revenues, excluding realized investment gains and losses	73	64	14	218	194	12
Contract holders benefits	44	40	10	129	118	9
Underwriting expenses	19	9	111	51	34	50
Total benefits and expenses	63	49	29	180	152	18
Net income before income tax and realized investment gains and losses	10	15	(33)	38	42	(10)
Income tax	3	8	(63)	13	15	(13)
Net income before realized investment gains and losses	$7	$7	0	$25	$27	(7)

•
$8 million or 24 percent growth in third-quarter 2010 earned premiums and 17 percent nine-month growth, reflecting marketing advantages of competitive products, personal service and policies backed by financial strength. Five percent rise in face amount of life policies in force to $73.134 billion at September 30, 2010, from $69.815 billion at year-end 2009.

•
$37 million in third-quarter 2010 fixed annuity deposits received compared with $70 million in third-quarter 2009 and $181 million in full-year 2009. Cincinnati Life does not offer variable or indexed products.

•
Third-quarter 2010 profit was in line with 2009. Profit for the nine-month period declined primarily due to the unlocking of actuarial assumptions for our universal life contracts, which increased underwriting expenses. Nine-month expenses were also up from higher commissions and expenses due to growth in term life insurance and fixed annuities.

•
GAAP shareholders’ equity for The Cincinnati Life Insurance Company increased during the third quarter of 2010 by $46 million, or 6 percent, to $776 million. Net after-tax unrealized gains were up $38 million.

Investment and Balance Sheet Highlights

Investment Operations
(In millions)	Three months ended September 30,			Nine months ended September 30,
	2010	2009	Change %	2010	2009	Change %
Total investment income, net of expenses, pre-tax	$128	$127	1	$388	$370	5
Investment interest credited to contract holders	(21)	(17)	(24)	(60)	(50)	(20)
Realized investment gains and losses summary:
Realized investment gains and losses, net	151	106	42	170	180	(6)
Change in fair value of securities with embedded derivatives	5	15	(67)	6	23	(74)
Other-than-temporary impairment charges	(1)	(11)	91	(36)	(113)	68
Total realized investment gains and losses, net	155	110	41	140	90	56
Investment operations income	$262	$220	19	$468	$410	14

(In millions)	Three months ended September 30,			Nine months ended September 30,
	2010	2009	Change %	2010	2009	Change %
Investment income:
Interest	$104	$104	0	$318	$296	7
Dividends	25	24	4	73	74	(1)
Other	1	1	0	3	6	(50)
Investment expenses	(2)	(2)	0	(6)	(6)	0
Total investment income, net of expenses, pre-tax	128	127	1	388	370	5
Income taxes	(31)	(31)	0	(95)	(87)	(9)
Total investment income, net of expenses, after-tax	$97	$96	1	$293	$283	4

Effective tax rate	24.3%	24.0%		24.4%	23.5%

Average yield pre-tax	4.4%	4.9%		4.5%	4.7%
Average yield after-tax	3.4%	3.7%		3.4%	3.6%

•
1 percent third-quarter 2010 and 5 percent nine-month growth in pre-tax investment income. A steeper year-over-year decline in bond yields slowed the current quarter rate of growth relative to the nine-month period.

•
$283 million or 27 percent third-quarter 2010 increase in pre-tax unrealized investment portfolio gains, including a $198 million or 36 percent for the bond portfolio and $85 million or 17 percent for the equity portfolio.

(Dollars in millions except share data)	At September 30,	At December 31,
	2010	2009
Balance sheet data
Invested assets	$11,305	$10,643
Total assets	15,070	14,440
Short-term debt	49	49
Long-term debt	790	790
Shareholders' equity	5,010	4,760
Book value per share	30.80	29.25
Debt-to-total-capital ratio	14.3%	15.0%

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Performance measure
Value creation ratio	7.1%	13.1%	9.4%	15.0%
•	$11.750 billion in cash and invested assets at September 30, 2010, up from $11.200 billion at December 31, 2009.
•	$8.466 billion bond portfolio at September 30, 2010, with an average rating of A2/A and with an 8 percent increase in fair value during the first nine months of 2010.
•	$2.757 billion equity portfolio was 23.7 percent of invested assets, including $580 million in pre-tax net unrealized gains at September 30, 2010.
•
$3.641 billion of statutory surplus for the property casualty insurance group at September 30, 2010, down slightly from $3.648 billion at December 31, 2009. Ratio of net written premiums to property casualty statutory surplus for the 12 months ended September 30, 2010, of 0.8-to-1, unchanged from the 12 months ended December 31, 2009.

•	Value creation ratio of 7.1 percent for the third quarter of 2010 is the sum of 1.4 percent from shareholder dividends plus 5.7 percent from change in book value per share.

For additional information or to register for our conference call webcast, please visit www.cinfin.com/investors.

Cincinnati Financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life and disability income insurance, annuities and surplus lines property and casualty insurance. For additional information about the company, please visit www.cinfin.com.

Mailing Address:	Street Address:
P.O. Box 145496	6200 South Gilmore Road
Cincinnati, Ohio 45250-5496	Fairfield, Ohio 45014-5141

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2009 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 23. Although we often review or update our forward-looking statements when events warrant, we caution our readers that we undertake no obligation to do so.
Factors that could cause or contribute to such differences include, but are not limited to:
•	Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes
•	Increased frequency and/or severity of claims
•	Inadequate estimates or assumptions used for critical accounting estimates
•	Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•	Delays in adoption and implementation of underwriting and pricing methods that could increase our pricing accuracy, underwriting profit and competitiveness
•	Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•	Declines in overall stock market values negatively affecting the company’s equity portfolio and book value
•	Events, such as the credit crisis, followed by prolonged periods of economic instability or recession, that lead to:
o	Significant or prolonged decline in the value of a particular security or group of securities and impairment of the asset(s)
o	Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
o	Significant rise in losses from surety and director and officer policies written for financial institutions
•
Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets

•	Increased competition that could result in a significant reduction in the company’s premium volume
•	Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages
•	Inability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for non-payment or delay in payment by reinsurers
•
Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

o	Downgrades of the company’s financial strength ratings
o	Concerns that doing business with the company is too difficult
o	Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
o	Delays or inadequacies in the development, implementation, performance and benefits of technology projects and enhancements
•	Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
o	Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
o	Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
o	Increase our expenses
o
Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

o	Limit our ability to set fair, adequate and reasonable rates
o	Place us at a disadvantage in the marketplace
o	Restrict our ability to execute our business model, including the way we compensate agents
•	Adverse outcomes from litigation or administrative proceedings
•
Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

•
Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others

•	Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location
•	Difficulties with technology or data security breaches could negatively affect our ability to conduct business and our relationships with agents, policyholders and others
Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *

Cincinnati Financial Corporation
Condensed Balance Sheets and Statements of Operations (unaudited)
(Dollars in millions)	September 30,	December 31,
	2010	2009

Assets
Investments	$11,305	$10,643
Cash and cash equivalents	445	557
Premiums receivable	1,035	995
Reinsurance receivable	554	675
Other assets	1,731	1,570
Total assets	$15,070	$14,440

Liabilities
Insurance reserves	$6,193	$5,925
Unearned premiums	1,573	1,509
Long-term debt	790	790
Other liabilities	1,504	1,456
Total liabilities	10,060	9,680

Shareholders' Equity
Common stock and paid-in capital	1,480	1,474
Retained earnings	3,919	3,862
Accumulated other comprehensive income	814	624
Treasury stock	(1,203)	(1,200)
Total shareholders' equity	5,010	4,760
Total liabilities and shareholders' equity	$15,070	$14,440

(Dollars in millions except per share data)	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009

Revenues
Earned premiums	$784	$766	$2,299	$2,301
Investment income, net of expenses	128	127	388	370
Realized investment gains and losses	155	110	140	90
Other income	4	4	9	9
Total revenues	1,071	1,007	2,836	2,770

Benefits and Expenses
Insurance losses and policyholder benefits	575	498	1,686	1,737
Underwriting, acquisition and insurance expenses	258	247	772	750
Other operating expenses	4	4	11	14
Interest expense	13	14	40	42
Total benefits and expenses	850	763	2,509	2,543

Income before income taxes	221	244	327	227

Provision for income taxes	65	73	76	40
Net Income	$156	$171	$251	$187

Per Common Share:
Net income —basic	$0.95	$1.05	$1.54	$1.15
Net income —diluted	$0.95	$1.05	$1.53	$1.15

Definitions of Non-GAAP Information and
Reconciliation to Comparable GAAP Measures

(See attached tables for 2010 reconciliations; prior-period reconciliations available at www.cinfin.com/investors.)

Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual and therefore is not reconciled to GAAP data.

Management uses certain non-GAAP and non-statutory financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP measures to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.

•
Operating income: Operating income is calculated by excluding net realized investment gains and losses (defined as realized investment gains and losses after applicable federal and state income taxes) from net income. Management evaluates operating income to measure the success of pricing, rate and underwriting strategies. While realized investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses can be recognized from certain changes in market values of securities without actual realization. Management believes that the level of realized investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.

For these reasons, many investors and shareholders consider operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents operating income so that all investors have what management believes to be a useful supplement to GAAP information.

•
Statutory accounting rules: For public reporting, insurance companies prepare financial statements in accordance with GAAP. However, insurers also must calculate certain data according to statutory accounting rules as defined in the NAIC’s Accounting Practices and Procedures Manual, which may be, and has been, modified by various state insurance departments. Statutory data is publicly available, and various organizations use it to calculate aggregate industry data, study industry trends and compare insurance companies.

•
Written premium: Under statutory accounting rules, property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. Earned premium, used in both statutory and GAAP accounting, is calculated ratably over the policy term. The difference between written and earned premium is unearned premium.

Cincinnati Financial Corporation
Balance Sheet Reconciliation

(Dollars are per share)	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Value creation ratio
End of period book value	$30.80	$28.44	$30.80	$28.44
Less beginning of period book value	29.13	25.49	29.25	25.75
Change in book value	1.67	2.95	1.55	2.69
Dividend declared to shareholders	0.40	0.395	1.19	1.175
Total contribution to value creation ratio	$2.07	$3.35	$2.74	$3.87

Contribution to value creation ratio from change in book value*	5.7%	11.6%	5.3%	10.4%
Contribution to value creation ratio from dividends declared to shareholders**	1.4	1.5	4.1	4.6
Value creation ratio	7.1%	13.1%	9.4%	15.0%

*	Change in book value divided by the beginning of period book value
**	Dividend declared to shareholders divided by beginning of period book value

Net Income Reconciliation

(In millions except per share data)	Three months ended	Nine months ended
	September 30, 2010	September 30, 2010
Net income	$156	$251
Net realized investment gains and losses	100	90
Operating income	56	161
Less catastrophe losses	(19)	(93)
Operating income before catastrophe losses	$75	$254

Diluted per share data:
Net income	$0.95	$1.53
Net realized investment gains and losses	0.61	0.55
Operating income	0.34	0.98
Less catastrophe losses	(0.11)	(0.57)
Operating income before catastrophe losses	$0.45	$1.55

Property Casualty Reconciliation

	Three months ended September 30, 2010
	Consolidated*	Commercial	Personal
Statutory ratio:
Statutory combined ratio	104.5%	105.5%	100.7%
Contribution from catastrophe losses	3.8	3.2	6.0
Statutory combined ratio excluding catastrophe losses	100.7%	102.3%	94.7%

Commission expense ratio	18.7%	19.0%	17.1%
Other expense ratio	14.2	15.8	11.3
Statutory expense ratio	32.9%	34.8%	28.4%

GAAP ratio:
GAAP combined ratio	103.9%	103.4%	103.4%
Contribution from catastrophe losses	3.8	3.2	6.0
Prior accident years before catastrophe losses	(7.7)	(9.1)	(3.7)
GAAP combined ratio excluding catastrophe losses and prior years reserve development	107.8%	109.3%	101.1%

	Nine months ended September 30, 2010
	Consolidated*	Commercial	Personal
Statutory ratio:
Statutory combined ratio	104.4%	102.2%	108.8%
Contribution from catastrophe losses	6.5	5.2	11.0
Statutory combined ratio excluding catastrophe losses	97.9%	97.0%	97.8%

Commission expense ratio	18.3%	17.9%	19.0%
Other expense ratio	14.5	14.8	13.8
Statutory expense ratio	32.8%	32.7%	32.8%

GAAP ratio:
GAAP combined ratio	104.7%	102.4%	109.8%
Contribution from catastrophe losses	6.5	5.2	11.0
Prior accident years before catastrophe losses	(7.2)	(8.8)	(3.1)
GAAP combined ratio excluding catastrophe losses and prior years reserve development	105.4%	106.0%	101.9%

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding.  Ratios are calculated based on whole dollar  amounts.
* Consolidated property casualty data includes results from our excess and surplus line of business.